UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 15, 2016

INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan (Address of principal executive office)	49525 (Zip Code)

Registrant’s telephone number,
 including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 15, 2011, Independent Bank Corporation (the “Company”) entered into a Tax Benefits Preservation Plan (the “Preservation Plan”) with its stock transfer agent, American Stock Transfer & Trust Company. The Company’s Board of Directors adopted the Preservation Plan in an effort to protect the value to the Company’s shareholders of the ability to use deferred tax assets such as net operating loss carry forwards to reduce potential future federal income tax obligations. Under federal tax rules, this value could be lost in the event the Company experienced an “ownership change,” as defined in Section 382 of the Internal Revenue Code. The Preservation Plan attempted to protect this value by reducing the likelihood that the Company would experience such an ownership change by discouraging any person who was not already a 5% shareholder from becoming a 5% shareholder (with certain limited exceptions).  On October 25, 2016, the Board of Directors took affirmative action to not renew the Preservation Plan, which expires on November 15, 2016, as the purpose of the Preservation Plan is no longer considered necessary.  As a result, as of the close of business on November 15, 2016, the Preservation Plan will expire.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: November 15, 2016	/s/ Robert N. Shuster
By: Robert N. Shuster
Its: Executive Vice President and Chief Financial Officer